                                                                   Exhibit 10.65

                             SETTLEMENT AGREEMENT


     Settlement Agreement between NMT Medical, Inc. ("NMT") and C. Leonard Gordon ("Gordon") dated as of February 14, 2001.

                                  BACKGROUND
                                  ----------

     1. NMT employed Gordon as Acting President and Chief Executive Officer ("CEO") commencing April 8, 2000. Gordon was removed within a month as Acting President and CEO.

     2. Gordon has asserted that NMT, by failing to grant him options to acquire 60,000 shares of NMT common stock and by replacing him as Acting President and CEO, was in breach of agreements between Gordon and NMT.

     3. Gordon has previously made demand upon the Board of Directors of NMT (the "Board"), by means of, inter alia, various draft memoranda addressed to the Board (the "Memoranda"), to bring suit against certain entities, stating his intention to bring such suit derivatively if the Board should decline the demand. Gordon has withdrawn said demand, but has requested reimbursement from NMT for the legal fees he expended on behalf of NMT in connection with said proposed suit, which he represents were exclusively fees paid or owed to the law firm of Piper Marbury Rudnick & Wolfe LLP.

     4. The Board has previously agreed to an arbitration of these matters by a designated lawyer, but each of NMT and Gordon wishes to settle the foregoing matters now.

     NOW THEREFORE, in consideration of the premises, the agreement hereinafter set forth and the payment, options and releases set forth in this Settlement Agreement, the parties hereto hereby agree as follows:

1. NMT will pay Gordon $100,000 promptly following the execution of this Settlement Agreement.

2. NMT will grant Gordon a non-statutory option to purchase all or any part of 60,000 shares of NMT common stock, at the per share exercise price equal to the closing price of NMT's common stock on the Nasdaq National Market on the close of business on the date hereof. Said option shall be evidenced by an option agreement dated the date hereof substantially in the form of Exhibit A to this Settlement Agreement.

3. In consideration of the foregoing, Gordon does hereby release NMT, its successors and assigns (collectively, the "Released Parties"), and shall hold them harmless from and against any and all claims, causes of action, loss, cost or expense relating to the subject matter set forth in paragraph 2 under "Background", including but not limited to any legal expenses in connection with Gordon's aforesaid employment by NMT as Acting President and CEO. Gordon does hereby further release the Released Parties, and shall hold them harmless from and against, any and all claims, loss, cost or expense relating to any legal or other expenses, including those owed to the law firm of Piper Marbury Rudnick & Wolfe LLP in connection with the aforesaid demand for a suit described in paragraph 3 under "Background". Any claims relating to the events and circumstances set forth in paragraph 2 of "Background" and any claims relating to the events and circumstances set forth in paragraph 3 of "Background" are collectively referred to herein as the "Claims."

4. Gordon, on behalf of himself individually and as a stockholder of NMT, hereby covenants not to sue any of the Released Parties, their respective attorneys, agents and employees, J. H. Whitney & Co. (together with each of its affiliates), Jeffrey R. Jay, M.D., Jeffrey F. Thompson, Fletcher Spaght, Inc.,
R. John Fletcher, The Children's Hospital Boston, or James E. Lock, M.D. in connection with or relating to any of the Claims.

NMT Medical, Inc.

By:  /s/ John E. Ahern                         /s/ C. Leonard Gordon
     -----------------                         ---------------------
     John E. Ahern                             C. Leonard Gordon
     President and Chief Executive Officer

                                   EXHIBIT A
                               NMT MEDICAL, INC.

                  NON-STATUTORY STOCK OPTION LETTER AGREEMENT

                            1996 STOCK OPTION PLAN

TO:  C. Leonard Gordon

  We are pleased to inform you that you have been granted an option (the "Option") to purchase 60,000 shares (the "Shares") of the common stock, $.001 par value per share (the "Common Stock"), of NMT Medical, Inc. (the "Company"), at an exercise price of $1.25 per share (the "Exercise Price"). The date of grant of the Option is February 14, 2001 (the "Grant Date").
A copy of the Plan is attached, and the provisions thereof, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference.

  The terms of the option are as set forth in the Plan and in this Agreement. The most important of the terms set forth in the Plan are summarized as follows:

  Term. The term of the option is seven (7) years from Grant Date, unless sooner terminated.

  Exercise. During your lifetime only you can exercise the Option. The Plan also provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the Option.

  Payment for Shares.  The Option may be exercised by the delivery of:

     (a) Cash, personal check (unless at the time of exercise the Plan Administrator determines otherwise), or bank certified or cashier's checks; or

     (b) Unless the Plan Administrator in its sole discretion determines otherwise, a properly executed Notice of Exercise, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Pice.

  Termination. In the event that your relationship with the Company ceases for any reason other than termination for cause, death, or total disability, and unless by its terms the Option sooner terminates or expires, the Plan Administrator hereby waives Section 5.7 of the Plan such that the Option shall continue to vest and remain exercisable in accordance with the provisions hereof notwithstanding such cessation. In the event that your relationship with the Company ceases by reason of termination for cause, death or total disability, then the provisions of Section 5.7 and Section 5.8 of the Plan shall govern the Option.

  Transfer of Option. The Option is not transferable except by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order.

  Vesting. During the period of your continuous relationship with the Company or any subsidiary thereof, the Option shall be (i) immediately exercisable with respect to 12,500 shares of Common Stock on the Grant Date and (ii) shall become exercisable with respect to an additional 1,250 shares Common Stock on the eighth day of each month thereafter until fully vested. Notwithstanding the foregoing, the Option shall become immediately exercisable in the event of a Change of Control of the Company. For purposes of this Agreement, a "Change of Control of the Company" shall be deemed to have occurred only upon (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for cash or the right to receive cash, securities, or other property, (b) any exchange of all or substantially all shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction or (c) any sale of all or substantially all of the assets of the Company.

  YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

  You understand that, during any period in which the Shares which may be acquired pursuant to your Option are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (and you yourself are also so subject), in order for your transactions under the Plan to qualify for the exemption from Section 16(b) provided by Rule 16b-3, a total of six months must elapse between the grant of the Option and the sale of Shares underlying the Option.

  Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Agreement and return it to the undersigned.

  Very truly yours,

  NMT MEDICAL, INC.


  By: /s/ John E. Ahern
      ----------------------------------------------
      Name:  John E. Ahern
      Title:   President and Chief Executive Officer

                        ACCEPTANCE AND ACKNOWLEDGEMENT

  I, a resident of the State of New York, accept the stock option described above granted under the NMT Medical, Inc. 1996 Stock Option Plan (the "Plan"), and acknowledge receipt of a copy of this Agreement, including a copy of the Plan. I have read and understand the Plan.

Dated:           February 14, 2001
                 -----------------

Taxpayer I.D. Number:
                      ----------------------

Signature:           /s/ C. Leonard Gordon
                     ---------------------

  By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of such Optionee's execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated:
                      ----------------------

Spouse's Signature:
                      ----------------------

Printed Name:
                      ----------------------

                               NOTICE OF EXERCISE

  The undersigned, pursuant to an incentive Stock Option Letter Agreement (the "Agreement") between the undersigned and NMT Medical, Inc. (the "Company"), hereby irrevocably elects to exercise purchase rights represented by the Agreement, and to purchase thereunder [______] shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock"), covered by the Agreement and herewith makes payment in full therefor.

  The undersigned acknowledges that the number of shares of Common Stock subject to the Agreement is hereafter reduced by the number of shares of Common Stock represented by the Shares.

                                  Very truly yours,


                                  ---------------------------------------------
                                  Name:


                                  Social Security No.
                                                      -------------------------

                                  Address:
                                          -------------------------------------

                                  ---------------------------------------------